EXHIBIT 32.02

CERTIFICATIONS PURSUANT TO SECTION 1350

 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

In connection with the Quarterly Report of GEE Group Inc. (the “Company”) on Form 10-Q for the six months ended March 31, 2023 filed with the Securities and Exchange Commission (the “Report”), the undersigned hereby certifies, in his capacity as an officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

Date: May 15, 2023	By:	/s/ Kim Thorpe
Kim Thorpe
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)